Exhibit 8.1

List of Subsidiaries and Consolidated Variable Interest Entities

Subsidiaries:	Place of Incorporation

Yiren Blue Boyage Limited	Cayman Islands
China Glory Securities Company Limited (formerly known as Varengold Capital Securities Limited)	Hong Kong
Yiren Green Management Limited	Hong Kong
YouRace Digital Holdings HK Limited (formerly known as Yiren Digital Hong Kong Limited)	Hong Kong
YouRace Hengchuang Technology Development (Beijing) Co., Ltd. (formerly known as Yiren Hengye Technology Development (Beijing) Co., Ltd.)	PRC
Chongqing Hengyuda Technology Co., Ltd.	PRC
Yiren Information Consulting (Beijing) Co., Ltd.	PRC
Yiren Hengsheng Technology Development (Beijing) Co., Ltd.	PRC
Shenzhen Zhongbang Information Consulting Service Co., Ltd.	PRC
Chongqing Henglangsheng Technology Co., Ltd.*	PRC
Chongqing Hengxinxin Technology Co., Ltd.*	PRC
Fujian Jiaying Financing Guarantee Co., Ltd.	PRC
Zhenzhi Youpin (Hainan) Technology Trade Co., Ltd.	PRC
Yiren Vision Pte. Ltd.	Singapore
Cashama Financing Corp.	Philippines
Creditable Lending Corporation	Philippines

Consolidated variable interest entities:

CreditEase Puhui Information Consultant (Beijing) Co., Ltd.	PRC
Dekai Yichuang Asset Management (Shenzhen) Co., Ltd.	PRC
Hainan Haijin Yichuang Data Information Service Co., Ltd.	PRC
Haijin Yichuang Financial Leasing Co., Ltd.	PRC
Hainan Haijin Yichuang Micro-lending Co., Ltd.	PRC
Yiren Financial Information Service (Beijing) Co., Ltd.	PRC
Heilongjiang Changtuo Technology Development Co., Ltd. (formerly known as Harbin Wanbang Funong Agricultural Machinery Service Co., Ltd.)	PRC
Tianjin Linyang Information and Technology Co., Ltd.	PRC
Beijing Yiding Technology Co., Ltd.	PRC
Beijing Kechuang Xinlian Technology Co., Ltd.	PRC
Baijunda Logistics (Wuhan) Co., Ltd.	PRC
Wuhan Linyi Business Consulting Co., Ltd.	PRC
Hexiang Insurance Broker Co., Ltd.	PRC
Heanjun Auto Rescue (Wuhan) Co., Ltd. (formerly known as Hejun Auto Rescue (Wuhan) Co., Ltd.)	PRC
Beijing Yiyouxuan Technology Information Service Co., Ltd.	PRC
Guomin Trust Nordson No. 23-1*	PRC
Xizang Trust Xingyuan No. 16*	PRC
Xizang Trust - Vittas 27 Phase 2 Pooled Fund Trust Plan*	PRC
Shan Guotou Jinke No. 02*	PRC
Shan Guotou Jinke No. 03*	PRC
Zhongrong - Keyue No.1 Single Fund Trust**	PRC
Zhongrong - Keyue No.2 Single Fund Trust**	PRC
Bohai Trust 2023 Huian No. 49 Single Fund Trust**	PRC

*

We have deconsolidated Chongqing Henglangsheng Technology Co., Ltd., Chongqing Hengxinxin Technology Co., Ltd., Guomin Trust Nordson No. 23-1, Xizang Trust Xingyuan No. 16, Xizang Trust - Vittas 27 Phase 2 Pooled Fund Trust Plan, Shan Guotou Jinke No. 02 and Shan Guotou Jinke No. 03 as of the date of this annual report.

**	Please see note 2 to our audited consolidated financial statements included in this annual report for details of the basis of consolidation.